Exhibit 23-B


INDEPENDENT AUDITORS' CONSENTS


We consent to the incorporation by reference in this Registration Statement of Sprint Corporation on Form S-8 of our report dated February 2, 1999, on the consolidated financial statements of Sprint Spectrum Holding Company, L.P. and subsidiaries and the related financial statement schedule, appearing in the Annual Report on Form 10-K of Sprint Corporation for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP

Kansas City, Missouri
December 13, 1999